Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18803) of NCR Corporation of our report dated June 26, 2009 relating to the financial statements of the NCR Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Dayton, Ohio
June 26, 2009